Exhibit 10.1

September 14, 2012

Board of Directors
Vanity Events Holding, Inc.
1111 Kane Concourse, Suite 304
Bay Harbor Islands, FL  33154

Re:           Letter of Resignation

To the Board of Directors:

Please be advised that I hereby resign my position as chief financial officer, director and board member of Vanity Events Holding, Inc. (the “Company”) effective as of September 14, 2012.
.
Very truly yours,

/s/ Gregory Pippo
Gregory Pippo